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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EXACT SCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

441 Charmany Drive
Madison, Wisconsin 53719

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., local time, on Friday, July 16, 2010, at 1310 Grainger Hall, University of Wisconsin School of Business, 975 University Avenue, Madison, Wisconsin 53706. At the 2010 Annual Meeting, you will be asked to elect three Class I directors for three year terms, approve the 2010 Omnibus Long-Term Incentive Plan and the 2010 Employee Stock Purchase Plan and ratify the appointment of Grant Thornton LLP, our independent registered public accounting firm, all of which are described in detail in the Notice of 2010 Annual Meeting on the following page and the accompanying Proxy Statement.

        Our Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Exact Sciences Corporation and its stockholders and recommends a vote FOR each of these proposals.

        We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2010 Annual Meeting and Proxy Statement. Please give this material your careful attention.

        Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

Kevin T. Conroy President and Chief Executive Officer

EXACT SCIENCES CORPORATION

441 Charmany Drive
Madison, Wisconsin 53719
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 16, 2010

To the Stockholders of Exact Sciences Corporation:

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Friday, July 16, 2010, at 10:00 a.m., local time, at 1310 Grainger Hall, University of Wisconsin School of Business, 975 University Avenue, Madison, Wisconsin 53706, for the following purposes:

  1.
  To elect three members of the Board of Directors nominated by the Board of Directors to serve for three year terms as Class I directors.

  2.
  To approve the 2010 Omnibus Long-Term Incentive Plan.

  3.
  To approve the 2010 Employee Stock Purchase Plan.

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2010 fiscal year.

  4.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders and persons holding proxies from stockholders may attend the 2010 Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the 2010 Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the 2010 Annual Meeting. Only stockholders of record at the close of business on May 18, 2010, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (608) 284-5700.

By Order of the Board of Directors,

Kevin T. Conroy President and Chief Executive Officer

Madison, Wisconsin
June 1, 2010

PROXY STATEMENT

i

441 Charmany Drive
Madison, Wisconsin 53719
PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors (the "Board") for use at the annual meeting of stockholders of Exact Sciences Corporation, a Delaware corporation (the "Company" or "Exact"), to be held at 1310 Grainger Hall, University of Wisconsin School of Business, 975 University Avenue, Madison, Wisconsin 53706 on July 16, 2010, at 10:00 a.m., local time, and any adjournments or postponements thereof. Our 2009 Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2009, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy are expected to be first sent or given to stockholders on or about June 1, 2010.

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on May 18, 2010. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on May 18, 2010 on each matter submitted to a vote at the annual meeting. As of May 18, 2010, [    •    ] shares of the Company's common stock were outstanding.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice of revocation should be returned to the Secretary of the Company at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

        A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the annual meeting which means the three nominees receiving the most affirmative votes will be elected.

On all other matters, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter.

        The persons named as attorneys-in-fact in the proxy, Kevin T. Conroy and Maneesh K. Arora, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding a proposal, the shares represented by the proxy will be voted FOR the proposal.

        The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 27, 2010 by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each executive officer included in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become director; and

  •
  all executive officers, directors and nominees as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after April 27, 2010 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 27, 2010 is based upon 40,065,021 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned		Percentage of Common Stock Outstanding
Maneesh K. Arora	10,678	(2)	312,500	323,178		*
Barry M. Berger	65,828	(3)	411,563	477,391		1.2%
Charles R. Carelli, Jr.(4)	15,226	(5)	43,124	58,350		*
James Connelly	22,821		—	22,821		*
Kevin T. Conroy	25,878	(6)	625,000	650,878		1.6%
Sally W. Crawford	146,309		110,000	256,309		*
Edwin M. Kania, Jr.	1,375,290	(7)	110,000	1,485,290	(7)	3.7%
Graham P. Lidgard	38,469	(8)	—	38,469		*
Jeffrey R. Luber(9)	14,337	(10)	80,207	94,544		*
Connie Mack, III	97,274		105,000	202,274		*
Katherine Napier	22,821		—	22,821		*
David A. Thompson	—		—	—		*
Lance Willsey, MD	78,033		110,000	188,033		*
Patrick J. Zenner	124,994		100,000	224,994		*
All executive officers, directors and director nominees as a group (12 persons)	2,008,395		1,884,063	3,892,458		9.3%
Genzyme Corporation(11)	2,549,170		—	2,549,170		6.4%
MAK Capital One LLC(12)	3,250,903		—	3,250,903		8.1%
Intrinsic Value Asset Management(13)	2,312,251		—	2,312,251		5.8%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option awards.

(2)
Includes 2,723 shares held through our 401(k) plan.

(3)
Includes 21,582 shares held through our 401(k) plan.

(4)
Mr. Carelli's employment as an executive officer terminated on April 2, 2009.

(5)
Includes 15,226 shares held through our 401(k) plan.

(6)
Includes 6,819 shares held through our 401(k) plan.

(7)
Includes 726,999 shares beneficially owned by OneLiberty Fund III, L.P., a Delaware limited partnership ("Fund III"), 465,096 shares beneficially owned by OneLiberty Fund IV, L.P., a Delaware limited partnership ("Fund IV"), and 10,692 shares beneficially owned by OneLiberty Advisors Fund IV, L.P., a Delaware limited partnership ("Advisors IV"). Fund III has pledged 726,999 shares in connection with a secured business demand line of credit note with a commercial bank. Mr. Kania is a general partner of Fund III, Fund IV, and Advisors IV, and may be deemed to share voting and investment power with respect to the shares described above. Mr. Kania disclaims any beneficial ownership of such shares except to the extent such shares would belong to him if distributed by Fund III, Fund IV, or Advisors IV.

(8)
Includes 33,000 shares of restricted stock and 1,539 shares held through our 401(k) plan.

(9)
Mr. Luber's employment as an executive officer and his service as a member of our Board of Directors terminated on April 2, 2009. Mr. Luber's address is 5121 Avalon Way, Shrewsbury, MA 01545.

(10)
Includes 14,337 shares held through our 401(k) plan.

(11)
The address of Genzyme Corporation is 500 Kendall Street, Cambridge, Massachusetts 02142. This information has been obtained from a Schedule 13D/A filed by Genzyme Corporation with the SEC on April 20, 2010.

(12)
Consists of 1,264,520 shares beneficially owned by Paloma International L.P., a Delaware limited partnership ("Paloma"), through its subsidiary, Sunrise Partners Limited Partnership, and 1,986,383 shares beneficially owned by MAK Capital Fund LP, a Bermuda limited partnership ("MAK Fund"). MAK Capital One LLC, a Delaware limited liability company ("MAK Capital"), MAK Fund and Michael A. Kaufman have shared dispositive power and shared voting power with respect to all 3,250,903 shares. Paloma and S. Donald Sussman have shared dispositive power and shared voting power with respect to the 1,264,520 shares beneficially owned by Paloma. The principal business address of MAK Capital is 590 Madison Avenue, 9th Floor, New York, New York 10022. This information has been obtained from Amendment No. 5 to Schedule 13G filed by the above-named entities with the SEC on February 16, 2010, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2009.

(13)
Consists of 2,263,151 shares beneficially owned by Intrinsic Value Asset Management, Inc. and 49,000 shares owned by Kenneth Luskin, President of Intrinsic Value Asset Management, Inc., individually. Intrinsic Value Asset Management, Inc. has sole voting power with respect to 1,117,916 shares, shared voting power with respect to 1,145,235 shares and sole dispositive power with respect to 2,263,151 shares. Mr. Luskin has sole voting power with respect to 1,167,016 shares, shared voting power with respect to 1,145,235 shares and sole dispositive power with respect to 2,312,251 shares. The address of Intrinsic Value Asset Management, Inc. is 127 Broadway St., Suite 202, Santa Monica, California 90401. This information has been obtained from a Schedule 13D/A filed by Intrinsic Value Asset Management, Inc. with the Securities and Exchange Commission on August 18, 2008, and all such information, including the percentage of common stock beneficially owned, is as of such date.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's board of directors currently consists of eight members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. Three directors are to be elected at this annual meeting to hold office until the 2013 annual meeting of stockholders or until a successor has been duly elected and qualified. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Kevin T. Conroy and Katherine Napier for re-election to the Board of Directors as Class I directors. Connie Mack, III, whose term as director expires at the annual meeting, has chosen not to stand for re-election after nine years of service as a director. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated David A. Thompson to fill this position.

        Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the annual meeting and continuing directors and, for each nominee and director whose term of office will extend beyond the annual meeting, the year such director was first elected as a director, the positions currently held by each director with us, the year each director's current term will expire and the current class of each director.

Nominee's or Director's Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Kevin T. Conroy	President, Chief Executive	2010	I
2009	Officer and Director
David A. Thompson	Nominee for Director	n/a	n/a
n/a
Katherine Napier	Director	2010	I
2009
Continuing Directors:
Patrick J. Zenner	Chairman of the Board	2011	II
2003
Lance Willsey, MD	Director	2011	II
2000
James P. Connelly	Director	2011	II
2009
Sally W. Crawford	Director	2012	III
1999
Edwin M. Kania, Jr.	Director	2012	III
1995

 INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

        Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

        Kevin T. Conroy, age 44, has served as our President and Chief Executive Officer since April 2009 and as a director since March 2009. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc. ("Third Wave"), a molecular diagnostics company, from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage, venture-backed technology companies in Northern California. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned a bachelor's of science degree in electrical engineering at Michigan State University and a J.D. from the University of Michigan.

        Mr. Conroy brings extensive business, legal and leadership experience to the Board of Directors. With his significant knowledge of and breadth of experience in the healthcare industry in general and the molecular diagnostics industry in particular, he provides the Board of Directors with a vital understanding of our business.

        James P. Connelly, age 63, has served as a director since April 2009. Mr. Connelly has been a partner in the Foley & Lardner law firm since 1977, where he was the founding chairman of the Health Law Practice. He brings to our Board of Directors more than 25 years of experience providing strategic business and legal advice to large health care networks, clinics and laboratories. He also has advised a number of emerging biotechnology and life sciences companies. He was a director of Third Wave from 2005 until its acquisition by Hologic, Inc. in July 2008. Mr. Connelly earned his bachelor's degree from Marquette University and his law degree from the Georgetown University Law Center, where he was editor-in-chief of the Georgetown Law Journal.

        Mr. Connelly brings to the Board strategic planning and legal expertise from his experience as a health law attorney. His background in the life sciences industry also provides the Board of Directors a valuable perspective.

        Sally W. Crawford, age 56, has served as a director since August 1999 and as our Chairperson from January 2006 to April 2008. Ms. Crawford was an independent healthcare consultant from 1997 to 2009 serving multiple healthcare clients, including Bayer Diabetes Care, a division of Bayer Healthcare, from 2005-2008. From 1979 to 1982, Ms. Crawford served as the Director of Marketing for Matthew Thornton Health Plan, and from 1982 to 1985, Ms. Crawford served as the Marketing Director for Beacon Health. From April 1985 to January 1997, Ms. Crawford served as Chief Operating Officer for Healthsource, Inc., a publicly-traded managed care organization which she co-founded. As Chief Operating Officer of Healthsource, Ms. Crawford was responsible for reviewing and establishing systems for financial reporting. Ms. Crawford also served as the Chief Executive Officer of several subsidiaries of Healthsource, including Healthsource New Hampshire, Healthsource for Seniors, Jobcare and Healthsource Administrators, and was responsible for the analysis and oversight of the subsidiaries' financial reporting. Ms. Crawford is also a director of CombinatoRx, Incorporated,

Hologic, Inc., Universal American Corp. and Insulet Corporation. She was a director of Chittenden Corporation, a bank holding company, from 1998 to 2008 and of Cytyc Corporation, a medical equipment and device company, from 1998 to 2007. Ms. Crawford holds a BA in English from Smith College and an MS in communications from Boston University.

        Ms. Crawford's longstanding quality service as a member of our Board of Directors, as well as her significant experience serving on the boards of directors of other companies, gives her an understanding of the role of the board of directors. She also brings to the Board of Directors marketing expertise and leadership skills she has acquired as an executive in the healthcare industry.

        Edwin M. Kania, Jr., age 52, has served as a director since September 1995. Since 1999, Mr. Kania has been Managing Partner and Chairman of Flagship Ventures, a Boston-based venture capital firm that he co-founded and that also manages funds raised by OneLiberty Ventures. Prior to co-founding Flagship Ventures, Mr. Kania was a General Partner at OneLiberty Ventures. Mr. Kania was also a director of Aspect Medical Systems, Inc., a medical technology company, until its acquisition by Covidien PLC in 2009. Mr. Kania holds a degree in physics from Dartmouth College and an MBA from Harvard Business School.

        Mr. Kania's extensive knowledge of the complex financial and operational issues facing life sciences and medical technology companies qualify him to serve as a member of our Board of Directors. He also brings to the Board of Directors venture capital expertise and a deep understanding of our Company through his longstanding service as a member of our Board of Directors.

        Katherine Napier, age 55, has served as a director since April 2009. Ms. Napier has served as the Chief Executive Officer of Arbonne International, a skin care and cosmetics company, since October 2009. Ms. Napier is a 20-year veteran of Procter & Gamble, a Fortune 500 company that manufactures and distributes a broad range of consumer products, where from 1979 to 2002, she rose from assistant brand manager to vice president and general manager of the company's North American pharmaceutical business. Ms. Napier also served as senior vice president of marketing at McDonald's Corporation, where she led the company's reinvigoration of its business with women and families. She received her bachelor's degree in economics and studio fine arts from Georgetown University and earned a master of business administration degree in marketing and finance from Xavier University. Ms. Napier serves on the board of directors of the Alberto Culver Company, a beauty products company, Catholic Health Care Partners, a not-for-profit health care system, Hill-Rom Holdings, Inc., a science-based aesthetic products company, Xavier University, and the board of visitors of Wake Forest University Calloway School of Business. She was a director of Mentor Corporation, a hospital and health care equipment company, before its acquisition by Johnson & Johnson in 2009 and of Third Wave until its acquisition by Hologic Inc. in 2008.

        Ms. Napier's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board of Directors. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to our Board of Directors.

        David A. Thompson, age 68, was the Chairman and Lead Independent Director of Third Wave from 2005 until its acquisition by Hologic, Inc. in July 2008. Prior to that, Mr. Thompson had served as a director of Third Wave since 1997. Mr. Thompson retired from Abbott Laboratories in 1995, where he worked for more than 30 years. He held several corporate officer positions within Abbott Laboratories, including: Senior Vice President and President Diagnostic Division 1983-1995,

Vice President Human Resources 1982-1983, Vice President Corporate Materials Management 1981-1982 and Vice President Operations 1974-1981. Mr. Thompson also served as the Lead Director of St. Jude Medical, Inc., a medical technology and services company, from 1999-2008.

        Mr. Thompson brings to the Board of Directors extensive executive and leadership experience in the healthcare industry in general and the molecular diagnostics industry in particular. He also has significant lead independent director experience which brings a valuable perspective to our Board of Directors.

        Lance Willsey, MD, age 48, has served as a director since May 2000. Dr. Willsey was a founding partner of DCF Capital, a hedge fund focused on investing in the life sciences, from July 1998 to April 2002. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was also a urology resident from July 1992 to July 1996. Dr. Willsey is also a director of Exelixis, Inc. Dr. Willsey holds a BS in physiology from Michigan State University and an MS in biology and an MD from Wayne State University.

        Dr. Willsey, a urologic oncologist, brings to the Board of Directors significant medical expertise and a unique perspective on the medical and other issues that we may face. In addition, he provides the Board of Directors with leadership experience as a long-standing member of our Board of Directors.

        Patrick J. Zenner, age 63, has served as a director since March 2003 and as chairman of our Board of Directors since April 2008. From July 2007 until March 2008, Mr. Zenner served as our interim Chief Executive Officer. In January 2001, Mr. Zenner retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise, where he served as President and Chief Executive Officer since 1993. Mr. Zenner joined Hoffman-La Roche Inc. in 1969 and held a number of domestic and international management positions at the company prior to becoming Chief Executive Officer in 1993. Mr. Zenner also serves as a director of ArQule, Inc., a clinical-stage biotechnology company, Geron Corporation, a biopharmaceutical company, West Pharmaceutical Services, Inc., a medical device company, and Xoma Ltd., a biopharmaceutical company. He was a director of CuraGen Corporation, a clinical-stage biopharmaceutical company, until its acquisition by Celldex Therapeutics, Inc. in 2009. Mr. Zenner also served as interim Chief Executive Officer of CuraGen Corporation from May 2005 to March 2006. Mr. Zenner holds a BS in business administration from Creighton University and an MBA from Fairleigh Dickinson University and is a trustee of both universities.

        Mr. Zenner brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board of Directors. He knows our Company well as a result of his previous service as our interim Chief Executive Officer as well as his lengthy service on the Board of Directors and has significant board of director experience from his service on the boards of directors of numerous public and private biopharmaceutical and biotechnology companies.

*            *            *

        A majority of our Board members have served multiple terms over several years. 2009 was a transformational year for our Company during which a number of important events occurred that we believe position us for future success: (1) we completed a significant transaction with Genzyme

Corporation that generated cash we are using to develop our business, (2) we hired a new President and Chief Executive Officer, (3) we hired a new Chief Financial Officer, (4) we hired a new Chief Science Officer; (5) we relocated our headquarters and operations from Boston, Massachusetts to Madison, Wisconsin; and (6) we sharply re-focused our business on the development of a stool-based DNA colorectal cancer screening product and seeking FDA clearance of that product. In light of these changes and the new opportunities and challenges ahead, the Corporate Governance and Nominating Committee is in the process of assessing the composition of our Board and is beginning to interview prospective new Board candidates. If our Board composition is changed as a result of this process, it is anticipated that new directors would be appointed by the Board, in accordance with applicable Delaware law and the Company's bylaws, based on the recommendations of our Nominating and Corporate Governance Committee.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is background information relating to our executive officers:

Name	Age	Position
Kevin T. Conroy	44	President, Chief Executive Officer and Class I Director
Maneesh K. Arora	41	Senior Vice President and Chief Financial Officer
Graham P. Lidgard, Ph.D.	61	Senior Vice President, Chief Science Officer
Barry M. Berger, MD	58	Senior Vice President, Chief Medical Officer

        Kevin T. Conroy is discussed above under Information Concerning Directors and Nominees for Director.

        Maneesh K. Arora has served as our Senior Vice President and Chief Financial Officer since April 2009. Mr. Arora served as chief financial officer of Third Wave from January 2006 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in January 2003 as director of strategy and was promoted successively to vice president and senior vice president in 2004. Prior to joining Third Wave, Mr. Arora was director of corporate strategy for Nalco Chemical Company, a water treatment and process improvement company. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. He earned a bachelor's degree in economics from the University of Chicago and a master of business administration degree from the Kellogg Graduate School of Management.

        Graham P. Lidgard, Ph.D., was appointed as our Senior Vice President, Chief Science Officer in August 2009. Dr. Lidgard joined us from Nanogen Inc., a medical diagnostics products company, where he was Senior Vice President of research and development from 2003 to 2009. Dr. Lidgard led the research and development organization at Gen-Probe Inc., a molecular diagnostics company, which developed that company's Procleix blood screening products and Aptima sexually transmitted disease products. Dr. Lidgard also created and led the system development group at Gen-Probe that developed its fully automated Tigris system. Prior to joining Gen-Probe in 1995, Dr. Lidgard was co-founder and Vice President of product development of Matritech Inc., a Cambridge, Massachusetts-based developer of diagnostic products for the early detection of bladder cancer. Before he co-founded Matritech, Dr. Lidgard held senior positions at Ciba Corning Diagnostics Corp.'s worldwide diagnostics group. While at Ciba Corning, he was involved in the development of more than 70 510(k)-cleared products. He led the program for the development of the magnetic particle chemiluminescent technology that became the ACS:180 and Centaur systems. Dr. Lidgard earned a Bachelor's degree with honors and a Doctorate in biological chemistry from the University of Manchester in England.

        Barry M. Berger, MD, joined the Company in 1999 and was appointed Senior Vice President, Chief Medical Officer in August 2009. He received his medical degree from the University of Pennsylvania. Dr. Berger held a faculty appointment at Harvard Medical School and has been affiliated staff in Pathology at Brigham and Women's Hospital since 1982. His post-graduate training includes a post-doctoral fellowship in immunology (University of Pennsylvania), medical internship at Boston University Hospital, and Residency/Chief Resident in Pathology at Brigham and Women's Hospital in Boston, MA. Dr. Berger is boarded in Anatomic, Clinical and Cytologic pathology. Earlier in his career, Dr. Berger spent 11 years as the Director of the Department of Pathology and Laboratory

Medicine of Harvard Pilgrim Healthcare. He is the past chairman of the Advisory Committee on Clinical Laboratories for the Commonwealth of MA and formerly served on the Economics Committee of the American College of Medical Genetics . He currently serves on the Executive Committee of the Massachusetts Society of Pathologists and the Health Policy Task Group of the National Colorectal Cancer Roundtable.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

  Board Independence

        The Board of Directors has determined that each of James P. Connelly, Sally W. Crawford, Edwin M. Kania, Jr., Connie Mack, III, Katherine Napier, David A. Thompson, Lance Willsey and Patrick J. Zenner is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

  Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the chairman of the Board of Directors, who is independent. The independent directors of the Board of Directors met in executive session six times in 2009.

  Board Leadership Structure

        The Board of Directors has an independent chairman, meaning that the positions of chairman of the Board of Directors and Chief Executive Officer are not held by a single individual. The Board of Directors believes that having an independent chairman ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

  Policies Regarding Director Nominations

  Director Qualifications

        The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors. As described above, the Corporate Governance and Nominating Committee is currently in the process of evaluating the composition of our Board.

        Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors' approval as director nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors' appointment to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

  •
  the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

  •
  the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

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  a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

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  the name of the individual recommended for consideration as a director nominee;

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  why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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  how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

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  the recommended candidate's beneficial ownership in our securities;

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  any relationships between the recommended candidate and us which may constitute a conflict of interest; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

  Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. Six of our nine then-current board members attended the 2009 annual meeting of stockholders.

  Code of Ethics

        In 2003, we adopted a code of ethics that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics;

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  accountability for adherence to the code of ethics; and

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  anonymous reporting of violations of the code via reporting mechanisms approved by our Audit Committee.

        A current copy of our code of ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at www.exactsciences.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors

        Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is eight.

        Our Board of Directors met twelve times during the fiscal year ended December 31, 2009. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she then served during fiscal 2009. The Board of Directors has standing Compensation, Audit, Corporate Governance and Nominating, and Innovation and Technology Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

        The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating	Innovation and Technology
James P. Connelly	x		x
Kevin T. Conroy
Sally W. Crawford	Chair		x
Edwin M. Kania, Jr.		Chair		x
Connie Mack, III		x	Chair
Katherine Napier		x		Chair
Lance Willsey MD	x			x
Patrick J. Zenner		x		x

  Committees

        Audit Committee.    Our Audit Committee consists of Ms. Crawford, Mr. Connelly and Dr. Willsey. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Ms. Crawford as Chairperson of the Audit Committee and has determined that she qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met eight times during fiscal 2009.

        Compensation Committee.    Our Compensation Committee presently consists of Messrs. Kania, Mack and Zenner and Ms. Napier, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ's director independence standards. Mr. Kania serves as Chairman of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company's procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, (3) administers and implements the Company's incentive compensation plans and equity-based plans, (4) reviews and recommends the Compensation Discussion and Analysis for inclusion in our proxy statement for our annual meeting of stockholders and (5) provides the compensation committee report for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee met seven times during fiscal 2009.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Ms. Crawford and Messrs. Connelly and Mack. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Mack serves as Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors, (4) reviews and makes recommendations to the Board of Directors on corporate governance and (5) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met five times during fiscal 2009.

        Innovation and Technology Committee.    Our Innovation and Technology Committee consists of Ms. Napier, Dr. Willsey and Messrs. Kania and Zenner. Ms. Napier serves as Chairman of the Innovation and Technology Committee. The Innovation and Technology Committee (1) assists the Board of Directors in providing counsel to the Company's senior management on the strategic management of basic technology, innovation, medical affairs and regulatory issues, including the portfolio of development projects, management and tracking systems for critical projects, technology development and technical personnel development, (2) assists the Board of Directors and the Company in implementing appropriate advisory interactions, (3) reports and makes recommendations to the Board of Directors regarding the Company's approach to technical and commercial innovation, including the alignment between strategic commercial objectives and the Company's technology and product development plans, and the identification, evaluation and oversight of appropriate technology investments and (4) reports and makes recommendations to the Board of Directors regarding the Company's approach in assuring the Company's existing and new product technologies are commercialized according to the proper safety, health and regulatory compliance principles.

  Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2009 were Edwin M. Kania, Jr., Connie Mack, III, Katherine Napier and Patrick J. Zenner. None of Messrs. Kania, Mack or Zenner or Ms. Napier was at any time during the past year an officer or employee of the Company or any of its subsidiaries. Messrs. Kania and Mack and Ms. Napier are not formerly officers of the Company. Mr. Zenner was interim Chief Executive Officer of the Company from July 2007 until March 2008, during which time he was not a member of the Compensation Committee. In July 2008, following his resignation as interim Chief Executive Officer of the Company, Mr. Zenner was appointed to the Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

  Role of the Board of Directors in Risk Oversight

        The Board of Directors administers its risk oversight function directly and through the Audit Committee and the Innovation and Technology Committee. The Board and the Audit Committee regularly discuss with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks. The Innovation and Technology Committee regularly consults with the Board of Directors concerning the risks related to the management and commercialization of the Company's product technologies.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of James P. Connelly, Sally W. Crawford and Lance Willsey. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market, Inc. and the Securities Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited balance sheets at December 31, 2009 and 2008 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2009, and has discussed them with both management and Grant Thornton LLP ("Grant Thornton"), the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Grant Thornton its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Grant Thornton with that firm's independence.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

        Respectfully submitted by the Audit Committee.

                      THE AUDIT COMMITTEE:
                      Sally W. Crawford,                       Chairperson
                      James P. Connelly
                      Lance Willsey

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2009 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and in this proxy statement.

                      THE COMPENSATION COMMITTEE:
                      Edwin M. Kania, Jr.,                       Chairman
                      Connie Mack, III
                      Katherine Napier
                      Patrick J. Zenner

 COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Objectives of Our Executive Compensation Programs

        Our compensation programs for our executive officers are designed to achieve the following objectives:

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  Focus executive behavior on achievement of our annual and long-term objectives and strategy;

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  Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

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  Provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the biotechnology industry for which we would compete for talent and which consists of a mix of base salary, cash incentives and equity; and

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  Align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

  Elements of Executive Compensation

        Our executive compensation program consists of three primary elements: salary, long-term equity interest, primarily in the form of stock options, and a cash incentive program based on both corporate and individual performance. In April 2009, we also adopted a long-term incentive plan that provides for minimum cash payments to our executive officers upon certain changes of control of the Company. All of our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability and dental insurance, as well as participation in our 401(k) plan and 2000 Employee Stock Purchase Plan. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites.

        It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee periodically reviews commercially available, industry specific survey data for companies of generally similar employee size and complexity in the biotechnology and biopharmaceutical industries as a general guide for establishing its pay and equity practices and structures. The Compensation Committee, along with the Board of Directors, also reviews corporate and individual objectives for each of our executive officers, to confirm that appropriate goals have been established and to track performance against them. Following the completion of each fiscal year, the Compensation Committee uses this information, along with the recommendations of the Chief Executive Officer (except for his own compensation), to determine compensation for executive officers. In making these recommendations, the Compensation Committee takes into account both our overall performance and the individual performance of our executive officers, consulting with the Chief Executive Officer and the Board of Directors on these evaluations as appropriate.

        In early 2009, the Compensation Committee engaged DolmatConnell & Partners to assist in the development of the compensation packages for our new President and Chief Executive Officer, Kevin Conroy, and new Chief Financial Officer, Maneesh Arora. In late 2009, the Compensation Committee engaged Radford to conduct a competitive assessment of the Company's executive compensation program. Each of these consultants reported directly to the Compensation Committee and did not provide any services to the Company other than the services provided to the Compensation Committee.

  Analysis of Executive Compensation

        We believe successful long term Company performance is more critical to enhancing stockholder value than short term results. For this reason and to conserve cash and better align the interests of management and stockholders, we emphasize long term equity compensation (consisting primarily of stock option awards) over annual salary and incentive compensation awards.

        In late 2009 and early 2010, with the assistance of Radford we analyzed our executive compensation program keeping in mind the following key factors:

  •
  Our executive team is made up of high-profile accomplished executives all but one of whom joined the Company in 2009.

  •
  Following the completion of our strategic transaction with Genzyme in January 2009 and the departure of our former chief executive officer and chief financial officer shortly thereafter, our new executive team was charged with reformulating our basic business strategies and objectives.

  •
  We are a growth company.

  •
  At hire in 2009, our new executive officers accepted pay packages with lower cash compensation in exchange for increased equity in the form of stock option grants.

        Radford analyzed the components of our executive compensation program against a peer group of companies. The peer group consisted of two different types of companies:

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  publicly traded diagnostics and biotechnology companies generally with less than 200 employees and market capitalization between $50 million and $450 million; and

  •
  a broader group of public life sciences companies with less than 100 employees.

        The companies in the peer group were:

Company	Product Focus
Acadia Pharmaceuticals	Central Nervous Systems
Anadys Pharmaceuticals	Hepatitis
ARIAD Pharmaceuticals	Oncology
ArQule	Oncology
AspenBio Pharma	General Diseases
BioCryst Pharmaceuticals	Infectious Diseases
Celldex Therapeutics	Oncology/General Diseases
Cytokinetics	Medical Therapeutics
EntreMed Oncology	Oncology Inflammatory Diseases
GenVec	Vaccines
Icagen	General Diseases
Idera Pharmaceuticals	Infectious/Autoimmune/Inflammatory Diseases
Immunomedics	Medical Therapeutics
Nanosphere	Medical Diagnostics
Oculus Innovative Sciences	Chronic/Acute Wounds
OncoGenex Pharmaceuticals	Oncology
Palatin Technologies	General Diseases
Sangamo BioSciences	Gene Modification
SenoRx	Medical Diagnostics
Sequenom	Medical Diagnostics
Synta Pharmaceuticals	Oncology / Inflammatory Diseases
Vical	General Diseases

        Based on this analysis we believe:

  •
  Aggregate base salary levels for the named executive officers are slightly below the 25th percentile for the peer group (target philosophy is between 25th and 50th percentile).

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  Aggregate target cash compensation (base salary plus annual incentive award) levels for the named executive officers are slightly below the 25th percentile for the peer group (target philosophy is between 40th and 50th percentile).

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  Aggregate executive potential equity ownership levels (comprised primarily of inducement stock option awards granted pursuant to employment agreements) for the named executive officers approximate the 90th percentile for the peer group (target philosophy is between 60th and 75th percentile).

  Employment Agreements with New Executive Officers

        In April 2009, Kevin T. Conroy and Maneesh K. Arora joined us as our new President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. In August 2009, Graham P. Lidgard joined us as our new Senior Vice President, Chief Scientific Officer and Barry Berger was appointed as our Senior Vice President, Chief Medical Officer. In connection with each of these appointments we entered into an employment agreement under which we agreed to certain compensation arrangements and severance and change in control benefits.

        The compensation packages for Messrs. Conroy and Arora were established by the Compensation Committee with assistance from DolmatConnell & Partners, a compensation consultant. The compensation packages for Drs. Lidgard and Berger were designed to be consistent with those of Messrs. Conroy and Arora. Each of these packages was determined based on negotiations with the applicable executive officer and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our executive officers.

  Conroy Employment Agreement

        Mr. Conroy's employment agreement provides for a base salary of $340,000 and for a target bonus opportunity equal to 50 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Conroy was hired).

        Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" on page 3 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Arora Employment Agreement

        Mr. Arora's employment agreement provides for a base salary of $240,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Arora was hired).

        Under his agreement, Mr. Arora would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" on page 3 below. The agreement also prohibits Mr. Arora from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Lidgard Employment Agreement

        Dr. Lidgard's employment agreement provides for a base salary of $275,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. In addition, Dr. Lidgard received a $70,000 payment to reimburse him for relocation expenses associated with his move to Wisconsin. Dr. Lidgard was also granted an option to purchase 600,000 shares of our common stock, at an exercise price of $2.88 (the closing price of our common stock on the NASDAQ Capital Market on the date Dr. Lidgard was hired).

        Under his agreement, Dr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" on page 3 below. The agreement also prohibits Dr. Lidgard from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  Berger Employment Agreement

        Dr. Berger's employment agreement provides for a base salary of $230,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee.

        Under his agreement, Dr. Berger would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Payments Upon Termination or Change of Control" on page 3 below. The agreement also prohibits Dr. Berger from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

  2009 Bonus Plan

        The Compensation Committee believes that some portion of overall cash compensation for executive officers should be "at risk," i.e., contingent upon successful implementation of our strategy and goals. Pursuant to his employment agreement, each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary with the actual bonus awarded to be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee in its discretion. In determining 2009 bonus awards, the Compensation Committee considered the executive team's progress on our three key priorities for 2009:

  •
  Product development;

  •
  FDA trial planning; and

  •
  Assembling the personnel and other resources to position the Company to execute on its business plan.

        With the goal of building a team performance culture, the Compensation determined that executive bonuses would be paid on an "all or none" basis, meaning that management's performance would be based on a team, rather than individual, basis. After considering the executive team's achievement against a variety of specific objectives for 2009 the Compensation Committee determined that management's performance for the year exceeded expectations as a result of which the Company was in a good position to meet its long-term business plan goals. Accordingly, the Compensation Committee awarded a cash bonus to each executive officer equal to 100% of target and awarded an additional bonus award paid in shares of common stock with a value equal to 50% of the cash bonus amount.

        In addition to his 2009 bonus award, in January 2009, Dr. Berger was paid a one-time transaction bonus in the amount of $230,000 in connection with the consummation of our January 2009 strategic transaction with Genzyme Corporation.

  Long-Term Incentives

        Our executive officers (and other employees) are eligible to receive restricted stock, stock option grants and other stock awards that are intended to promote success by aligning employee financial interests with long-term shareholder value.

        Pursuant to his employment agreement, each of Mr. Conroy, Mr. Arora and Dr. Lidgard was granted an option to purchase 2.5 million, 1.25 million and 600,000 shares of our common stock, respectively, at an exercise price equal to the closing price of our common stock on the NASDAQ Capital Market on his date of hire. Twenty-five percent of the shares underlying the stock option will become vested and exercisable on the one-year anniversary of the date of grant, with the remainder vesting quarterly over the subsequent three years. The amount of these options grants were determined as part of the negotiation of each executive officer's employment agreement.

        In April 2009 Dr. Berger was granted an option to purchase 250,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the NASDAQ Capital Market on the date of the grant. That award will vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant. The amount of this option grant was determined as part of the negotiation of Dr. Berger's revised employment agreement.

        The Compensation Committee believes that these equity incentives provide the executive officers with the opportunity to acquire long-term stock ownership positions, and help to align the executives' interests with stockholders' interests. The Compensation Committee believes that this directly motivates executive officers to maximize long-term stockholder value. We believe that time-based vesting of stock options helps us to retain our leadership team in an extremely competitive environment.

  Other Compensation

        We also permit executive officers and other employees to purchase common stock at a discount through our 2000 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in our 401(k) Plan. In 2006, the Compensation Committee approved an amended EXACT Sciences 401(k) Plan that provides for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee also approved a discretionary matching Company contribution to the plan for fiscal 2009. The matching contribution was made using Company stock in an amount equal to 100 percent of an employee's total salary deferrals into the plan up to a limit of 6% of the employee's total wages.

  Luber and Carelli Employee Retention Agreements

        Messrs. Luber and Carelli, our former Chief Executive Officer and Chief Financial Officer, respectively, were parties to employee retention agreements with us. In January 2009, pursuant to these agreements we paid one-time transaction bonuses in the amount of $315,000 and $230,000, respectively, to Mr. Luber and Mr. Carelli in connection with the consummation of our strategic transaction with Genzyme Corporation on January 27, 2009.

        Under these agreements, in the event that we terminated his employment other than for cause, Mr. Luber and Mr. Carelli would each have received severance payments in the form of salary continuation at his then-current base salary for 18 months and 15 months, respectively. In addition to the severance and retention bonus provisions, the employee retention agreements provided for acceleration of vesting of stock options and an extension of the exercisability of such options in certain circumstances. The benefits provided by the executive retention agreements were intended to ensure that each executive officer focused his attention on our management, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value. See "Potential Benefits Upon Termination or Change in Control" below for a description of the benefits they received upon the termination of their employment in April 2009.

  Change of Control and Severance

        We believe that providing executives with severance and change of control protection is important for the following reasons:

  •
  to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk; and

  •
  to provide compensation assurances which are competitive with those of other similarly-situated companies.

        Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

        For further information see "Potential Payments Upon Termination or Change of Control" on page 3 below.

Summary Compensation Table for 2009

        The following table represents summary information regarding the compensation of each of Kevin T. Conroy, our President and Chief Executive Officer, Maneesh K. Arora, our Senior Vice President and Chief Financial Officer, Graham P. Lidgard, our Senior Vice President, Chief Science Officer, and Barry M. Berger, our Senior Vice President, Chief Medical Officer, Jeffrey R. Luber, our former President and Chief Executive Officer, and Charles R. Carelli, Jr., our former Senior Vice President and Chief Financial Officer (the "named executive officers"), for the year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Kevin T. Conroy	2009	268,077	127,500	(2)	1,489,250	—	16,085	(4)	1,900,912
President and CEO
Maneesh K. Arora	2009	189,231	72,000	(2)	744,625	—	11,354	(4)	1,017,210
Senior Vice President
and CFO
Graham P. Lidgard	2009	114,583	55,000	(2)	1,325,893	—	76,417	(5)	1,571,893
Senior Vice President,
Chief Science Officer
Barry M. Berger	2009	230,671	299,000	(3)	275,213	—	22,000	(4)	826,884
Senior Vice President,
Chief Medical Officer
Jeffrey R. Luber	2009	81,289	315,000	(6)	—	—	534,300	(7)	930,589
Former President	2008	315,000	—		204,750	—	7,750	(4)	527,500
and CEO	2007	263,205	192,500		612,250	70,000	7,750	(4)	1,145,705
Charles R. Carelli, Jr.	2009	77,154	230,000	(6)	—	—	298,400	(8)	605,554
Former Senior Vice	2008	230,000	—		105,300	—	7,750	(4)	343,050
President and CFO	2007	195,930	140,000		327,250	50,000	7,750	(4)	720,930

(1)
The amounts shown in this column indicate the full grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
Amount represents cash bonus award under 2009 bonus plan. In addition to such cash award each executive officer also received an additional bonus award paid in shares of common stock with a value equal to 50% of the cash bonus amount. In accordance with SEC rules, these stock awards will be reported in the 2010 Summary Compensation Table in the proxy statement for the 2011 annual stockholders meeting.

(3)
Amount represents cash bonus award of $69,000 under 2009 bonus plan plus a $230,000 transaction bonus paid in connection with the consummation of our January 2009 strategic transaction with Genzyme Corporation. In addition to his 2009 cash bonus award Dr. Berger also received an additional bonus award paid in shares of common stock with a value equal to 50% of the cash bonus amount. In accordance with SEC rules, this stock award will be reported in the 2010 Summary Compensation Table in the proxy statement for the 2011 annual stockholders meeting.

(4)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

(5)
Amount represents a matching contribution to our 401(k) plan paid in shares of our common stock and a relocation expenses payment of $70,000.

(6)
Represents transaction bonus paid in connection with the consummation of our January 2009 strategic transaction with Genzyme Corporation.

(7)
Amount represents payments to Mr. Luber in connection with the termination of his employment with the Company and is comprised of an aggregate severance payment of $472,500, a health care benefits payment of $22,700 and a payment of $39,100 in connection with the repurchase of options.

(8)
Amount represents payments to Mr. Carelli in connection with the termination of his employment with the Company and is comprised of an aggregate severance payment of $287,500 and a payment of $10,900 in connection with the repurchase of options.

Grants of Plan-Based Awards in 2009

        The following table sets forth all plan-based awards made to our named executive officers in fiscal year 2009.

Name	Award Type	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin T. Conroy	Stock Option	03/18/09	—	2,500,000	(2)	0.83	1,489,250
Maneesh K. Arora	Stock Option	03/18/09	—	1,250,000	(2)	0.83	744,625
Graham P. Lidgard	Stock Option	08/03/09	—	600,000	(2)	2.88	1,325,893
Barry M. Berger	Stock Option	04/27/09	—	250,000	(3)	1.43	275,213

(1)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
Twenty five percent (25%) of the shares underlying such options vest on the first anniversary of the date of the grant and the balance vests in equal quarterly installments over the following three year period.

(3)
This option vests in four equal annual installments beginning on April 27, 2010.

        Each of the options in the foregoing table was granted under our 2000 Stock Option and Incentive Plan, and the options expire on the tenth anniversary of the grant date. In accordance with the process for determination of fair market value under the plan, the exercise price for each option is equal to the closing price of our common stock, as quoted on The NASDAQ Stock Market, on the date of grant.

Outstanding Equity Awards at December 31, 2009

        The following table presents information about unexercised options that were held by the named executive officers as of December 31, 2009.

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kevin T. Conroy	—	2,500,000	(1)	0.83	03/18/19
Maneesh K. Arora	—	1,250,000	(1)	0.83	03/18/19
Graham P. Lidgard	—	600,000	(2)	2.88	08/03/19
Barry M. Berger	4,688	—		7.93	02/11/12
	15,000	—		6.78	02/12/13
	20,000	—		7.72	02/11/14
	60,000	—		3.61	12/23/14
	20,000	—		4.22	02/17/15
	35,000	—		2.61	02/16/16
	70,833	4,167	(3)	2.77	02/15/17
	56,250	18,750	(4)	2.90	09/04/17
	41,250	48,750	(5)	1.83	02/21/18
	—	250,000	(6)	1.43	04/27/19
Jeffrey R. Luber	80,207	—		1.83	01/02/11
Charles R. Carelli, Jr.	43,124	—		1.83	01/31/11

(1)
Option was granted on March 18, 2009 and becomes exercisable with respect to 25 percent of the shares underlying the option on the first anniversary of the grant date and with respect to the balance in equal quarterly installments over the following three year period.

(2)
Option was granted on August 3, 2009 and becomes exercisable with respect to 25 percent of the shares underlying the option on the first anniversary of the grant date and with respect to the balance in equal quarterly installments over the following three year period.

(3)
Option was granted on February 15, 2007 and becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(4)
Option was granted on September 4, 2007 and becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(5)
Option was granted on February 21, 2008 and becomes exercisable in equal monthly installments over a four year period beginning one month following the grant date.

(6)
Option was granted on April 27, 2009 and becomes exercisable in four equal installments beginning on April 27, 2010.

 Option Exercises in 2009

        None of the named executive officers exercised any stock options in 2009. Effective March, 31, 2009, we repurchased options held by Messrs. Luber and Carelli to purchase an aggregate of 895,000 shares of common stock. This repurchase was in lieu of accelerated vesting and an extension of the option exercise period under their respective employee retention agreements. We paid Messrs. Luber and Carelli $39,100 and $10,900, respectively, to repurchase Mr. Luber's options to purchase 620,000 shares and Mr. Carelli's options to purchase 275,000 shares. The purchase price of the outstanding options represented a 75 percent discount from the estimated fair value of the vested options as of March 31, 2009.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Benefits upon Termination or Change of Control

  Severance and Change in Control Arrangements in General

        We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.

  Conroy Employment Agreement

        Under his employment agreement, Mr. Conroy would, upon termination without "Cause," resignation for "Good Reason" or certain "Change of Control" events, receive certain benefits.

        Under Mr. Conroy's employment agreement, "Cause" is defined as:

  •
  Any willful failure or refusal to perform his duties which continues for more than ten days after written notice from the Company, specifically identifying the manner in which the Company believed he had failed or refused to perform his duties;

  •
  The commission of any fraud or embezzlement in connection with his duties or committed in the course of his employment;

  •
  Any gross negligence or willful misconduct with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company;

  •
  A conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude;

  •
  A conviction of a misdemeanor, the circumstances of which involve fraud, dishonesty or moral turpitude and which is substantially related to the circumstances of his job with the Company;

  •
  Any willful and material violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries resulting in a material economic loss; or

  •
  Any material breach by Mr. Conroy of the employment agreement or the confidentiality, non-competition or non-solicitation agreements contained or referred to therein.

        Under Mr. Conroy's employment agreement, "Good Reason" is defined as:

  •
  A reduction of base salary in a manner that is not applied proportionately to other senior executive officers of the Company, or any reduction of base salary that exceeds 30% of his then current base salary;

  •
  A material reduction of his duties, authority or responsibilities or the assignment of duties inconsistent with the scope of authority, duties and responsibilities of his position;

  •
  The occurrence of a material breach by the Company of any of its obligations to Mr. Conroy under the employment agreement;

  •
  A material violation, or the continuation of a material violation, by the Company of any law or regulation contrary to the written advice of Mr. Conroy and the Company's outside counsel to the Board of Directors and the Company fails to rectify such violation within thirty (30) days of the written advice that such violations are taking place; or

  •
  The failure of the Company to nominate Mr. Conroy to serve as a member of the Company's Board of Directors at any Company annual meeting or other stockholder meeting at which Company directors are elected.

        Under Mr. Conroy's employment agreement, "Change of Control" is defined as:

  •
  Any person or group acting in concert, other than a trustee or other fiduciary holding securities under a Company employee benefit plan or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becoming the beneficial owner, directly or indirectly, of Company securities representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities;

  •
  During any 12 month period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office, who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

  •
  The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  The sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

        Under Mr. Conroy's employment agreement, upon termination without Cause or resignation for Good Reason, Mr. Conroy would become entitled to receive:

  •
  Salary continuation for a period of 18 months at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

  •
  If Mr. Conroy elects COBRA coverage for health and/or dental insurance, the monthly premium payments for such coverage until the earlier of: (1) 12 months from the termination date; (2) Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package;

  •
  The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) shall immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determine without regard to such termination or resignation.

        Under Mr. Conroy's employment agreement, in connection with a Change of Control, Mr. Conroy would become entitled to receive:

  •
  In the event of termination by us without Cause or by Mr. Conroy for Good Reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a Change of Control, a lump-sum payment equal to 24 months base salary (or, in the event of a Change of Control occurring on or prior to April 18, 2010, which has an equity value of less than $100 million, 18 months base salary); provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without Cause or by Mr. Conroy with Good Reason within the 12 months preceding a Change of Control would be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the Change of Control at his then current base salary;

  •
  In the event Mr. Conroy's employment is terminated by the Company without Cause or by Mr. Conroy for Good Reason in anticipation or contemplation of a pending or potential Change of Control or while a potential Change of Control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the Change of Control and shall receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such Change of Control; and

  •
  A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above.

  Arora, Lidgard and Berger Employment Agreements

        Under their employment agreements, Mr. Arora and Drs. Lidgard and Berger would, upon termination without "Cause," resignation for "Good Reason" or certain "Change of Control" events, receive certain benefits.

        Under Mr. Arora's and Drs. Lidgard's and Berger's employment agreements, the term "Cause" has substantially the same meaning as it does in Mr. Conroy's agreement (as described above).

        Under Mr. Arora's and Drs. Lidgard's and Berger's employment agreements, the term "Good Reason" has substantially the same meaning as it does in Mr. Conroy's agreement (as described above) except that the definition contained in Mr. Arora's and Drs. Lidgard's and Berger's employment agreements does not include the Company's failing to nominate the executive to serve as a member of the Company's Board of Directors at any Company annual meeting or other stockholder meeting at which Company directors are elected.

        Under their employment agreements, upon termination without Cause or resignation for Good Reason, Mr. Arora and Drs. Lidgard and Berger would become entitled to receive:

  •
  Salary continuation for a period of 15 months at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which the executive's employment was terminated;

  •
  If the executive elects COBRA coverage for health and/or dental insurance, the monthly premium payments for such coverage until the earlier of: (1) 12 months from the termination date; (2) the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package;

  •
  The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) shall immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determine without regard to such termination or resignation

        Under Mr. Arora's and Drs. Lidgard's and Berger's employment agreements, the term "Change of Control" has substantially the same meanings as it does in Mr. Conroy's agreement (as described above).

        Under their employment agreements, in connection with a Change of Control, Mr. Arora and Drs. Lidgard and Berger would become entitled to receive:

  •
  In the event of termination by us without Cause or by the executive for Good Reason within 12 months before, or if the executive remains employed with the Company on the effective date of, a Change of Control, a lump-sum payment equal to 18 months base salary (or, with regards to Mr. Arora, in the event of a Change of Control occurring on or prior to April 18, 2010, which has an equity value of less than $100 million, 15 months base salary, and with regards to Drs. Lidgard and Berger, in the event of a Change of Control occurring on or prior to September 1, 2010, which has an equity value of less than $100 million, 15 months base salary); provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without Cause or by the executive with Good Reason within the 12 months preceding a change of control will be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to the executive's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the Change of Control at his then current base salary; and

  •
  In the event the executive's employment is terminated by the Company without Cause or by the executive for Good Reason in anticipation or contemplation of a pending or potential Change of Control or while a potential Change of Control is under consideration or being negotiated by the Company's Board of Directors, the executive shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the Change of Control and shall receive a full payout under the Long Term Incentive Plan as described in his respective employment agreement as though he remained an employee of the Company as of the effective date of such Change of Control.

  Conditions to Receipt of Severance and Change in Control Benefits

        Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

  •
  Mr. Conroy's resignation from the Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of the Board of Directors in connection with any Change of Control;

  •
  Mr. Conroy's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

  •
  Mr. Conroy's compliance with an 18 month non-competition covenant; and

  •
  Mr. Conroy's compliance with an 18 month non-solicitation covenant.

        Under Mr. Arora's and Drs. Lidgard's and Berger's employment agreements, the Company's obligations to provide the named executive officer with the severance benefits described above are contingent on:

  •
  The executive's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  The executive's compliance with the terms of his Employee Confidentiality and Assignment Agreement with the Company;

  •
  The executive's compliance with an 18 month non-competition covenant; and

  •
  The executive's compliance with an 18 month non-solicitation covenant.

  Death or Disability

        In accordance with each executive officer's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following shall occur:

  •
  The executive's employment and the executive's employment agreement shall immediately and automatically terminate;

  •
  The Company shall pay the executive (or in the case of death, the executive's designated beneficiary) the executive's base salary and accrued but unpaid bonuses, in each case up to the date of termination; and

  •
  All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plan, or other equity awards, that are unvested at the time of termination shall immediately become fully vested and exercisable upon such termination.

  Long Term Incentive Plan

        As part of each named executive officer's employment agreement, we have established a Long Term Incentive Plan pursuant to which each named executive officer would be entitled to receive a cash payment upon a Change of Control based on the equity value of the Company as reflected in the following table.

Name	From $100 million to $500 million	Each incremental $50 million from $500 million to $1 billion	Each incremental $50 million from $1 billion to $2 billion	Any Amount Over $2 billion
Kevin Conroy	1.00%	0.50%	0.25%	0.00%
Manessh Arora	0.50%	0.25%	0.13%	0.00%
Graham Lidgard	0.50%	0.25%	0.13%	0.00%
Barry Berger	0.50%	0.25%	0.13%	0.00%

        For example, in connection with a Change of Control transaction having an equity value of $100,000,000, Mr. Conroy would receive a cash payout of $1,000,000, and in the case of a Change of Control transaction having an equity value of $600,000,000, Mr. Conroy would receive a cash payout of $5,500,000 ($5,000,000 + $250,000 + $250,000).

  Termination Payments to Our Former President and Chief Executive Officer and Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary

        On March 31, 2009, we entered into release agreements with Messrs. Luber and Carelli that provided, in exchange for a general release in favor of us, for the accelerated payment of our salary continuation obligations in an aggregate amount of $472,500 and $287,500, respectively (such amounts, equal to eighteen months and fifteen months, respectively, of their base salaries as of the date of termination). In addition, the release agreements also provided for the repurchase by us of options held by Messrs. Luber and Carelli with respect to an aggregate of 895,000 shares of common stock. This repurchase was in lieu of accelerated vesting and an extension of the option exercise period under each executive's respective employee retention agreement. We paid Messrs. Luber and Carelli $39,100 and $10,900, respectively, to repurchase Mr. Luber's options to purchase 620,000 shares and Mr. Carelli's options to purchase 275,000 shares. The purchase price of the outstanding options represented a 75% discount from the estimated fair value of the vested options as of March 31, 2009. Messrs. Luber and Carelli retained the balance of their existing options, which will remain exercisable for two years following, and received nine months acceleration of vesting upon, the termination of their respective employment with us. In addition, we paid Mr. Luber $22,700 for continued health insurance premium payments (such amounts, equal to eighteen months of his aggregate health insurance premium payments).

  Potential Payments Upon Termination or Change in Control

        The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our named executive officers under their employment agreements, assuming that each covered circumstance occurred on December 31, 2009.

Name and Benefit	Severance Eligible Termination** ($)		Change of Control ($)		Severance Eligible Termination and Change of Control Within 12 Months** ($)		Death or Disability ($)
Kevin T. Conroy
Cash Severance	510,000	(1)	680,000	(2)	680,000	(2)	—
Bonus	191,250	(3)	—		191,250	(3)	—
Options	2,800,000	(4)	6,400,000	(4)	6,400,000	(4)	6,400,000	(4)
Long-Term Incentive Plans	—		1,204,234	(5)	1,204,234	(5)	—
COBRA Benefits	13,064	(6)	—		13,064	(6)	—
Outplacement Consulting	10,000		—		10,000		—
Parachute Tax Gross-up	—		1,370,452		1,490,182		—

Total estimated value	3,524,314		9,654,686		9,988,730		6,400,000

Maneesh K. Arora
Cash Severance	360,000	(1)	480,000	(2)	480,000	(2)	—
Bonus	108,000	(3)			— (3)		—
Options	1,400,000	(4)	3,200,000	(4)	3,200,000	(4)	3,200,000	(4)
Long-Term Incentive Plans	—		602,117	(5)	602,117	(5)	—
COBRA Benefits	13,064	(6)	—		13,064	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	1,891,064		4,282,117		4,305,181		3,200,000

Graham P. Lidgard
Cash Severance	412,500	(1)	550,000	(2)	550,000	(2)	—
Bonus	108,000	(3)			— (3)		—
Options	95,625	(4)	306,000	(4)	306,000	(4)	306,000	(4)
Long-Term Incentive Plans	—		602,117	(5)	602,117	(5)	—
COBRA Benefits	20,112	(6)	—		20,112	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	646,237		1,458,117		1,488,229		306,000

Barry M. Berger
Cash Severance	345,000	(1)	460,000	(2)	460,000	(2)	—
Bonus	103,500	(3)			— (3)		—
Options	169,371	(4)	577,821	(4)	577,821	(4)	577,821	(4)
Long-Term Incentive Plans	—		602,117	(5)	602,117	(5)	—
COBRA Benefits	15,627	(6)	—		15,627	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	643,498		1,639,938		1,665,565		577,821

**
"Severance Eligible Termination" means the executive's termination by the Company without Cause or by the executive for Good Reason.

(1)
Represents 18 months severance.

(2)
Represents 24 months severance.

(3)
Represents 2009 bonus award.

(4)
Represents the value of unvested options held on December 31, 2009 accelerated in connection with termination or occurrence of a Change of Control, based upon the amount by which the closing market price ($3.39) of the underlying shares of common stock on such date exceeded the exercise price.

(5)
Amount represents payment due under the Long Term Incentive Plan assuming a Change of Control transaction at an equity value equal to the Company's market capitalization as of December 31, 2009.

(6)
Represents the cost of paying for premiums for health and/or dental for the maximum of 12 months.

(7)
Amount represents the estimated payment for taxes and tax gross up that would be paid by us for the excise tax that applies to excess parachute payments.

Director Compensation

  2009 Compensation Policy for Non-Employee Directors

        We maintain a compensation package for our non-employee directors, or Director Compensation Policy, to enable us to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of us or our subsidiaries.

        Pursuant to the Director Compensation Policy in effect during 2009, in January 2009 all non-employee directors received annual compensation for board service paid in shares of restricted stock with a value as measured by the closing sale price of our common stock on the first trading day following January 1 as indicated in the following table, which vested in full one year from the date of grant.

Annual Retainer ($ value of Restricted Stock)
Chairman of the Board	37,500
Chairman of a Committee	35,000
Director	25,000

        In addition, on the date of the first meeting of the Board of Directors following each annual meeting of our stockholders, each non-employee director received $15,000 of shares of restricted stock (as measured by the closing sale price of our common stock on the first trading day following the date of such meeting of the Board of Directors), which vested in full one year from the date of grant.

        Upon his or her initial election to the Board of Directors, a new director received $25,000 of shares of restricted stock (as measured by the closing sale price of our common stock on the first trading day following the date of initial election), which vested in full one year from the date of grant.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

        In December 2008, in lieu of the standard compensation package for non-employee directors Mr. Singer received 130,000 shares of restricted stock as an initial election grant and as an annual retainer for 2009. In connection with Mr. Singer's resignation, effective July 17, 2009, our Board of Directors accelerated the vesting of 84,054 shares of Mr. Singer's restricted stock and he forfeited his remaining 45,946 shares.

        On October 14, 2009, the Board of Directors accelerated the vesting of all outstanding shares of restricted stock held by the non-employee directors.

  Non-Employee Director Compensation in 2009

        The following table provides compensation information for the one-year period ended December 31, 2009 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Stock Awards ($)(1)	Total ($)
James P. Connelly	40,000	40,000
Sally W. Crawford	50,000	50,000
Edwin M. Kania, Jr.	50,000	50,000
Connie Mack, III	50,000	50,000
Katherine Napier	40,000	40,000
Michael E. Singer	—	—
Lance Willsey, M.D.	40,000	40,000
Patrick J. Zenner	52,500	52,500

(1)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

(2)
In addition to restricted stock, certain of our directors have received options as compensation in prior fiscal years. The aggregate number of option awards held by the following directors outstanding on December 31, 2009 was as follows:

Name	Securities Underlying Unexercised Options
Sally W. Crawford	110,000
Edwin M. Kania, Jr.	110,000
Connie Mack, III	105,000
Lance Willsey, MD	110,000
Patrick J. Zenner	100,000

EQUITY COMPENSATION PLAN INFORMATION

        We maintain the following three equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors; the 1995 Stock Option Plan, the 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2009.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)
Equity compensation plans approved by security holders	5,952,019	$1.75	2,463,986
Equity compensation plans not approved by security holders	None	None	None

Total	5,952,019	$1.75	2,463,986

PROPOSAL 2—APPROVAL OF 2010 OMNIBUS INCENTIVE COMPENSATION PLAN

        On April 15, 2010, our Board of Directors adopted the 2010 Omnibus Long-Term Incentive Plan (the "Omnibus Plan") subject to the approval of our stockholders. The Board has directed that the proposal to approve the Omnibus Plan be submitted to our stockholders for their approval at the 2010 annual meeting. If approved by our stockholders, the Omnibus Plan will become effective upon such approval. Upon effectiveness of the Omnibus Plan, the Company's 2000 Stock Option and Incentive Plan will be frozen and no new grants will be made under that plan. No awards have been made under the Omnibus Plan.

        The Board of Directors believes that the Omnibus Plan will further our compensation philosophy and programs. Our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success. The Board believes that the interests of the Company and its stockholders will be advanced if we can offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interests in operations and future success of the Company. We currently anticipate that the number of shares reserved for awards under the Omnibus Plan will be sufficient to cover our equity awards for at least the next three years.

        The material terms of the Omnibus Plan are summarized below. This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan and is qualified in its entirety by the actual text of the Omnibus Plan, which is attached as Appendix A to this proxy statement.

Material Features of the Omnibus Plan

        Administration of the Plan.    Our Board of Directors has such powers and authorities related to the administration of the Omnibus Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Omnibus Plan is administered by the Compensation Committee.

        Type of Awards.    The following types of awards are available for grant under the Omnibus Plan: incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock, restricted stock units, cash- or stock-based performance awards (as defined in the Omnibus Plan) and other stock-based awards.

        Number of Authorized Shares.    Subject to adjustment (in connection with certain changes in capitalization), the initial number of shares of our common stock reserved for issuance under the Omnibus Plan is 4,400,000 shares. 4,400,000 of such shares of our common stock available for issuance under the Omnibus Plan shall be available for issuance under ISOs. The maximum number of each type of award (other than cash-based performance awards (as defined in the Omnibus Plan)) intended to constitute "performance-based compensation" under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code") granted to any grantee in any 36-month period shall not exceed the following: Options: 4,400,000; SARs: 4,400,000; Restricted Stock: 3,250,000; Restricted Stock Units: 3,250,000; and Other Stock-based Performance Awards: 3,250,000.

        Share Counting.    The Omnibus Plan uses a "fungible share" concept under which the awards of options and SARs cause one share per covered share to be removed from the available share pool, while the award of restricted stock, restricted stock units, or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our common stock will be counted against the pool as 1.35 shares. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by: (1) the total number of SARs exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Grantee as the result of a net settlement; and (2) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. Shares of our common stock underlying any outstanding stock option or other award granted under our 2000 Stock Option and Incentive Plan or any other predecessor employee stock plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of such shares shall be available for the grant of new awards under the Omnibus Plan. Any award settled in cash shall not be counted as shares of our common stock for any purpose under the Omnibus Plan. If any award under the Omnibus Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares of our common stock covered by such award shall again be available for the grant of awards under the Omnibus Plan. If shares of our common stock issued pursuant to the Omnibus Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of our common stock shall again be available for the grant of awards under the Omnibus Plan. In addition, in the case of any substitute award (as defined in the Omnibus Plan), such substitute award shall not be counted against the number of shares reserved under the Omnibus Plan.

        Eligibility and Participation.    Eligibility to participate in the Omnibus Plan is limited to such employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time. As of April 30, 2010, approximately 17 employees, four officers, seven directors, ten consultants and no advisors would have been eligible to receive Awards under the Omnibus Plan.

  Stock Options and SARs

        Grant of Options and SARs.    The Compensation Committee may award ISOs, NSOs (together, "options"), and SARs to grantees under the Omnibus Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.

        Exercise Price of Options and SARs.    The exercise price per share of an option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Compensation Committee. The grant price will be fixed at the fair market value of a share of stock on the date of grant. SARs granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option's exercise price; provided, however, that the SAR's grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.

        Vesting of Options and SARs.    The Compensation Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include such information in the award agreement.

        Special Limitations on ISOs.    In the case of a grant of an option intended to qualify as an ISO to a grantee that owns more than ten percent of the total combined voting power of all classes of our outstanding stock (a "Ten Percent Stockholder"), the exercise price of the option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent such option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Omnibus Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000.

        Exercise of Options and SARs.    An option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The Compensation Committee has the discretion to determine the method or methods by which a SAR may be exercised.

        Expiration of Options and SARs.    Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option may be exercised more than ten years from the date of grant, or in the case of an ISO held by a Ten Percent Stockholder, not more than five years from the date of grant.

  Restricted Stock and Restricted Stock Units

        Restricted Stock.    At the time a grant of restricted stock is made, the Compensation Committee may establish the applicable "restricted period" and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Unless the Compensation Committee otherwise provides in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The Compensation Committee may provide that any such dividends paid must be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

        The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares of stock represented by such restricted stock or (2) the price, if any, specified in the award agreement relating to such restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.

        Restricted Stock Units.    A restricted stock unit is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee. At the time a grant of restricted stock units is made, the Compensation Committee may establish the applicable "restricted period" and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Restricted stock units will not confer stockholder rights to grantees. The Compensation Committee may provide that the holder of restricted stock units will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional restricted stock units.

  Cash- and Stock-Based Performance Awards

        The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations in the case of a performance award intended to qualify under Section 162(m), exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

        We intend that performance awards granted to persons who are designated by the Compensation Committee as likely to be "Covered Employees" within the meaning of Section 162(m) and regulations thereunder will, if so designated by the Compensation Committee, constitute "qualified performance-based compensation" within the meaning of Section 162(m) and regulations thereunder. The grant, exercise and/or settlement of such performance awards will be contingent upon achievement of pre-established performance goals which will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criterion. Performance goals will be objective and will otherwise meet the requirements of Section 162(m) and regulations thereunder. In addition, the maximum amount of each cash-based performance award intended to constitute "performance-based compensation" under Section 162(m) granted to a grantee in any 12-month period will not exceed $5,000,000.

        One or more of the following business criteria for the Company will be used exclusively by the Compensation Committee in establishing performance goals for such awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flows or cash flows per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; stockholder equity; regulatory performance; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; and, to the extent permitted by applicable law, any other business criteria as determined by the Compensation Committee.

  Other Stock-Based Awards

        The Compensation Committee may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of such other stock-based awards will be set forth in the applicable award agreements.

        Effect of Certain Transactions.    Except as otherwise provided in an award agreement (as defined in the Omnibus Plan), in the event of the liquidation or dissolution of the Company or a reorganization, merger, exchange or consolidation of the Company or involving the shares of our common stock (a "transaction"), the Omnibus Plan and the awards issued pursuant to the plan shall continue in effect in accordance with their respective terms, except that following a transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of our common stock was entitled to receive in the transaction in respect of a share of common stock; provided, however, that, unless otherwise determined by the Compensation Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to such transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARS in connection with a transaction in which the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARS upon consummation of the transaction as long as, at the election of the Compensation Committee, (x) the holders of affected options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (y) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the transaction (the value of any non-cash consideration to be determined by the Compensation Committee in its sole discretion) over the option or SAR exercise price, as applicable. For avoidance of doubt, (1) the cancellation of options and SARs as described in the preceding sentence may be effected notwithstanding anything to the contrary contained in the Omnibus Plan or any award agreement and (2) if the amount determined pursuant to the preceding sentence is zero or less, the affected option or SAR may be cancelled without any payment therefor.

        Change in Control.    Except as otherwise specifically provided in the applicable award agreement, upon the consummation of a change in control (as defined in the Omnibus Plan): all outstanding awards shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of our common stock then subject to such awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control and all outstanding awards shall vest as if the vesting start date with respect to such award was one year prior to the vesting start date set forth in the award agreement relating to such award. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any such grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in the Omnibus Plan) or terminates his or her own employment for good reason (as defined in the Omnibus Plan) prior to the first anniversary of the consummation of the change in control: (1) all options outstanding on the date such grantee's employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to such options are subject to repurchase provisions then such repurchase restrictions shall immediately lapse; (2) all restricted stock awards outstanding on the date such grantee's employment is terminated, shall become free of all repurchase provisions; and (3) all other stock-based awards shall become exercisable, realizable or vested in full, or shall be free of all repurchase provisions, as the case may be.

        Deferral Arrangements.    The Compensation Committee may permit or require the deferral of any award payment into a deferred compensation arrangement.

        Nontransferability of Awards.    Generally, during the lifetime of a grantee, only the grantee may exercise rights under the Omnibus Plan and no award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, a grantee may transfer, not for value, all or part of an award (other than an ISO) to certain family members (including trusts and foundations for the benefit thereof). Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee.

        Separation from Service.    The Compensation Committee may provide in the applicable award agreements for actions that will be taken upon a grantee's separation from service from the Company, including but not limited to, accelerated vesting or termination of awards.

        Tax Withholding and Tax Offset Payments.    We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock upon the exercise of an option or pursuant to an award.

        Term of Plan.    Unless earlier terminated by our Board of Directors, the authority to make grants under the Omnibus Plan will terminate on the date that is ten years after the effective date of the Omnibus Plan.

        Amendment and Termination.    The Compensation Committee may, at any time and from time to time, amend, suspend, or terminate the Omnibus Plan as to any shares of stock as to which awards have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by our Board of Directors, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the Omnibus Plan. No amendment, suspension, or termination of the Omnibus Plan will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Omnibus Plan.

        New Plan Benefits.    All grants of awards under the Omnibus Plan will be discretionary. Therefore, in general, the benefits and amounts that will be received under the Omnibus Plan are not determinable.

        Federal Income Tax Consequences.    The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the Omnibus Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

        NSOs and SARs.    No taxable income is reportable when a NSO or SAR is granted. Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the recipient if the appropriate holding period under federal tax law is met for such treatment.

        ISOs.    No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

        Restricted Stock and Restricted Stock Units.    A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

        Cash- and Stock-Based Performance Awards and Other Stock-Based Awards.    Typically, a recipient will not have taxable income upon the grant of cash or stock-based performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the recipient.

        Tax Effect for the Company.    We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Omnibus Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

        Because we are a public company, special rules limit the deductibility of compensation paid to our CEO and to each of our three most highly compensated executive officers other than our CEO whose compensation is required to be reported annually in our proxy statement. Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. The limitation on deductions does not apply, however, to qualified "performance-based compensation." Certain awards under the Omnibus Plan, including options, SARs and cash- and stock-based performance awards, may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares present or represented at the 2010 Annual Meeting, in person or by proxy, and voting on the Stock Purchase Plan is required to approve the Omnibus Plan.

Board Recommendation

        The Board recommends that the stockholders vote FOR approval of the Omnibus Plan.

PROPOSAL 3—APPROVAL OF 2010 EMPLOYEE STOCK PURCHASE PLAN

        On April 15, 2010, the Board of Directors adopted the 2010 Employee Stock Purchase Plan (the "Stock Purchase Plan") subject to the approval of our stockholders. The Board has directed that the proposal to approve the Stock Purchase Plan be submitted to our stockholders for their approval at the 2010 annual meeting. If approved by our stockholders, the Stock Purchase Plan will become effective upon such approval.

        The Stock Purchase Plan is intended to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company by acquiring or increasing their proprietary interests in the Company. The Stock Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code.

        The material terms of the Stock Purchase Plan are summarized below. This summary of the Stock Purchase Plan is not intended to be a complete description of the Stock Purchase Plan and is qualified in its entirety by the actual text of the Stock Purchase Plan, which is attached as Appendix B to this proxy statement.

Material Features of the Stock Purchase Plan

        Plan Administration.    Pursuant to its charter, the Stock Plan is administered by the Compensation Committee. The Compensation Committee shall have the authority to interpret and construe the Stock Purchase Plan and any option granted under it, and such interpretation or construction shall be final unless otherwise determined by the Board of Directors. The Compensation Committee may adopt rules and regulations it deems appropriate for administering the Stock Purchase Plan so long as any such rules and regulations are applied on a uniform basis to all employees under the Stock Purchase Plan.

        Stock Subject to the Stock Purchase Plan.    The stock subject to the options under the Stock Purchase Plan shall be shares of the Company's authorized but unissued common stock or shares of common stock reacquired by the Company, including shares purchased in the open market. Subject to adjustment, the aggregate number of shares of our common stock which may be issued pursuant to Stock Purchase Plan is 300,000.

        Eligibility and Participation.    All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to receive options under the Stock Purchase Plan. In no event may an employee be granted an option if such employee, immediately after the option was granted, would:

  •
  Own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation; or

  •
  Be permitted the right to purchase stock under the Stock Purchase Plan, and under all other employee stock purchase plans, as defined in Section 423(b)(8) of the Code, of the Company and any parent or subsidiary corporations, to accrue at a rate that exceeds $25,000 worth of fair market value of such stock for each calendar year.

        As of April 30, 2010, approximately 21 employees would have been eligible to receive options under the Stock Purchase Plan.

        Offering Periods.    The Stock Purchase Plan provides for offering periods of 24 months commencing on November 1 and May 1 of each calendar year. The Company will designate one or more dates within each offering period on which shares of our common stock may be purchased by participants in an offering period. Unless and until otherwise determined by the Compensation Committee, there shall be four exercise dates occurring on each April 30 and October 31 within each offering period. Unless otherwise specified by the Compensation Committee, a participant may purchase a maximum of 10,000 shares of common stock during an offering period.

        Grant of Options.    On the first business day of each offering period, the Company will grant to each participant in the Stock Purchase Plan an option to purchase shares on the exercise dates for a maximum of 10,000 shares, on the condition that such participant remains eligible to participate in the Stock Purchase Plan on the exercise date.

        Payroll Deductions.    The Stock Purchase Plan permits participants to authorize payroll deductions in an amount not less than 1% but not more than 15% of the participant's total compensation, including base pay or salary and any overtime, bonuses or commissions. If the participant's accumulated payroll deductions on the last date of the offering period would enable the participant to purchase more than the maximum of 10,000 shares, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price shall be promptly refunded to the participant. In the event that there are unused payroll deductions remaining in a participant's account at the end of an exercise date or an offering period by reason of the inability to purchase a fractional share, such payroll deductions shall be carried forward to the next exercise date or offering period.

        Exercise of Options.    Amounts deducted and accumulated by the participant are used to exercise the options granted to the participant. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the exercise date. For each share, the exercise price of the option shall be the lesser of 85% of the average market price of our common stock on the first business day of the offering period and 85% of the average market price of our common stock on the applicable exercise date. Each employee who continues to be a participant on an exercise date within an offering period shall be deemed to have exercised his or her option and shall be deemed to have purchased as many shares as the participant's accumulated payroll deductions will pay for at the exercise price, subject to the 10,000 maximum share limit described above.

        Withdrawal from Participation.    A participant may withdraw from the Stock Purchase Plan (in whole but not in part) at any time prior to the last day of an offering period by delivering a withdrawal notice to the Company. Any participant who withdraws during an offering period will not be permitted to exercise his or her options. An employee who has previously withdrawn may re-enter the Stock Purchase Plan by filing a new authorization at least ten days before the first day of the next offering period in which he or she wishes to participate. The employee's re-entry into the Stock Purchase Plan becomes effective at the beginning of such offering period, provided that he or she is an eligible employee on the first business day of the offering period. A participant's participation in the Stock Purchase Plan will also cease if: the participant ceases to be an eligible employee or the Stock Purchase Plan is terminated.

        Changes in Capitalization and Similar Changes.    In the event of any change in the outstanding shares of our common stock by reason of any reorganization, split-up, liquidation, recapitalization or otherwise, each participant shall be entitled to purchase such number of shares of our common stock or amount of other securities of the Company as were exchangeable for the number of shares of our common stock that such participant would have been entitled to purchase except for such action. The purchase price per share shall be appropriately adjusted to reflect such action. In the event of any stock dividend upon or with respect to shares of stock of the class which shall at the time subject to an option pursuant to the Stock Purchase Plan, each participant exercising such an option shall be entitled to receive the shares as to which the participant is exercising his or her option. In such event, the participant is also entitled to such number of shares of the class or classes in which such stock dividend was declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of such option's exercise. Upon the happening of any of the foregoing events, the class and aggregate number of shares which are subject to options which have been or may be granted under the Stock Purchase Plan shall be appropriately adjusted to reflect the occurrence of the relevant event.

        Acquisition.    The Stock Purchase Plan provides that in the event of an "acquisition" (as defined in the Stock Purchase Plan), the Compensation Committee or the successor board (as defined in the Stock Purchase Plan) shall, with respect to the options outstanding under the Stock Purchase Plan, either: (1) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such successor corporation, or (c) such other securities as the successor board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of our common stock subject to such options immediately preceding the acquisition; or (2) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the acquisition of the number of shares of our common stock that the participant's accumulated payroll deductions as of the date of the acquisition could purchase, at an option price determined with reference only to the first business day of the applicable offering period, over (b) the result of multiplying such number of shares by such option price.

        Term of the Stock Purchase Plan.    Unless sooner terminated, the Stock Purchase Plan shall terminate on October 31, 2020. The Stock Purchase Plan may be terminated at any time by the Board of Directors but such termination shall not affect options then outstanding under the Stock Purchase Plan. The Stock Purchase Plan will terminate when all or substantially all of the unissued shares of stock reserved for the purposes of the Stock Purchase Plan have been purchased. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the Stock Purchase Plan provided that, without the approval of the stockholders of the Company, no amendment may (1) increase the number of shares that may be issued under the Stock Purchase Plan; (2) change the class of employees eligible to receive options under the Stock Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (3) cause Rule 16b-3 under the Exchange Act to become inapplicable to the Stock Purchase Plan.

        Federal Income Tax Consequences.    The following is a general summary of the federal income tax consequences to the Company and to U.S. taxpayers of options purchased under the Stock Purchase Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

        The amounts deducted from a participant's pay under the Stock Purchase Plan are included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income (1) when options are granted pursuant to the Stock Purchase Plan, (2) when the shares of our common stock are purchased under the Stock Purchase Plan or (3) at the beginning or end of any offering period.

        If the participant transfers shares of our common stock received upon the exercise of an option within a period of two years from the beginning of an offering period or one year from the date of receipt of the shares of our common stock (the "holding period"), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value at the end of the offering period over the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (is less than) the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any.

        If the participant transfers the shares of our common stock after the expiration of the holding period, he or she will generally have taxable ordinary income in the year in which the transfer occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the offering period over the exercise price on that same date, and (b) any excess of the fair market value on the date on which the transfer occurs over the amount paid for the shares of our common stock. The participant will recognize capital gain (or loss) equal to the difference between the fair market value on the date of such transfer and the participant's tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of such transfer.

        Tax Effect for the Company.    We generally will be entitled to a tax deduction for any ordinary income recognized by a participant in respect of options granted pursuant to the Stock Purchase Plan. The participant must remit to the Company an amount sufficient to satisfy all federal (including social security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the Stock Purchase Plan.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares present or represented at the 2010 Annual Meeting, in person or by proxy, and voting on the Stock Purchase Plan is required to approve the Stock Purchase Plan.

Board Recommendation

        The Board recommends that the stockholders vote FOR approval of the Stock Purchase Plan.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

        The Audit Committee of the Board of Directors has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Grant Thornton was initially selected as our independent registered public accounting firm for the fiscal year ended December 31, 2009 following completion of a competitive process to select a firm conducted by the Audit Committee. As a result of this process, the Audit Committee dismissed Ernst & Young LLP as the Company's independent registered public accounting firm on May 12, 2009. Grant Thornton was engaged as the Company's independent registered public accounting firm as of June 16, 2009.

        Ernst & Young LLP's audit report on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal year ended December 31, 2008 and through May 12, 2009, there were: (1) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2010 Annual Meeting, in person or by proxy, and voting on such ratification. If stockholders fail to ratify the selection of Grant Thornton as the independent registered public accounting firm for 2010, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year. A representative of Grant Thornton is expected to be present at the 2010 Annual Meeting. In addition to having the opportunity to make a statement, Grant Thornton's representative will be available to respond to any appropriate questions.

        The Board recommends that the stockholders vote FOR ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Directors And Officers" beginning on page 3, in 2009 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        In April 2007, our Board of Directors adopted a written related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. This policy was reviewed by our Board of Directors and updated in October 2009. Our policy is that the Audit

Committee shall review and either approve or disapprove of the entry into any related person transaction (as defined in the related person transaction approval policy). In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee may ratify the related person transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed or expected to be billed by Grant Thornton LLP for 2009 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table. Grant Thornton did not provide any services in 2008.

Fee Category	2009
Audit Fees(1)	$179,493
Audit-Related Fees	—
Tax Fees	25,469
All Other Fees(2)	3,950

Total	$208,912

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)
Tax fees include fees for preparation of the Company's federal and state tax returns.

(3)
All other fees include fees related to an internet portal that provides technical accounting research materials.

        The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2009 and 2008 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2009	2008
Audit Fees(1)	$20,000	$210,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	51,000	—

Total	$71,000	$210,000

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)
All other fees include fees for services provided in connection with our January 2009 strategic transaction with Genzyme Corporation.

 PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by Ernst & Young LLP and Grant Thornton LLP during fiscal year 2009 pursuant to this policy.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding." This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

        If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, Attention: Secretary or by calling the Company at (608) 284-5700. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices no later than January 31, 2011. Such proposals must also satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. Our bylaws require stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—to notify us between March 19, 2011 and April 17, 2011. Such proposals must also satisfy the other requirements for stockholders proposals set forth in our bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2009, with the exception of Messrs. Luber and Carelli and Dr. Berger. Messrs. Luber and Carelli each made one late report covering eight and six transactions, respectively, and Dr. Berger filed his initial statement of beneficial ownership late.

 EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JULY 16, 2010.

        The proxy statement and annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11534.

Appendix A

EXACT SCIENCES CORPORATION

2010 OMNIBUS LONG-TERM INCENTIVE PLAN

        Exact Sciences Corporation, a Delaware corporation (the "Company"), sets forth herein the terms of its Omnibus Long-Term Incentive Plan (the "Plan"), as follows:

1.     PURPOSE

        The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board, key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

  2.1.    "Affiliate" means any company or other trade or business that "controls," is "controlled by" or is "under common control" with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

  2.2.    "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award or cash award under the Plan.

  2.3.    "Award Agreement" means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

  2.4.    "Board" means the Board of Directors of the Company.

  2.5.    "Cause" shall be defined as that term is defined in a Grantee's offer letter or other applicable employment agreement; or, if there is no such definition "Cause" means, as determined by the Company and unless otherwise provided in an applicable Award Agreement with the Company or an Affiliate: (i) engaging in any act, or failing to act, or misconduct that in any such case is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting or materially limiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company's or any Affiliate's government licenses, permits or approvals, which is primarily due to the Service Provider's action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider's Services.

  2.6.    "Change in Control" shall have the meaning set forth in Section 15.3.2.

  2.7.    "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

  2.8.    "Committee" means one or more committees or subcommittees of the Board. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to constitute Performance Awards, to the extent required by Code Section 162(m), Committee means all of the members of the Committee who are "outside directors" within the meaning of Section 162(m) of the Code. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are "non-employee directors" within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

  2.9.    "Company" means Exact Sciences Corporation, a Delaware corporation, or any successor corporation.

  2.10.    "Common Stock" or "Stock" means a share of common stock of the Company, par value $.01 per share.

  2.11.    "Covered Employee" means a Grantee who is a "covered employee" within the meaning of Section 162(m)(3) of the Code as qualified by Section 12.4 herein.

  2.12.    "Effective Date" means July 16, 2010, the date the Plan was approved by the Company's stockholders.

  2.13.    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

  2.14.    "Fair Market Value" of a share of Common Stock as of a particular date shall mean (1) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (3) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

  2.15.    "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

  2.16.    "Full-Value Award" means an Award of Restricted Stock, Restricted Stock Units or Other Stock-based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value on the date of grant.

  2.17.    "Good Reason" means, provided that the Grantee has complied with the Good Reason Process following the occurrence of any of the following events without the Grantee's consent: (i) a material diminution in Grantee's responsibility, authority or duty; (ii) a material diminution in the Grantee's base salary except for across-the-board salary reductions based on the Company's financial performance similarly affecting all or substantially all management employees of the Company; or (iii) a material change in the geographic location at which the Grantee provides services to the Company.

  2.18.    "Good Reason Process" means that (i) the Grantee reasonably determines in good faith that a Good Reason condition has occurred; (ii) the Grantee notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of such occurrence; (iii) the Grantee cooperates in good faith with the Company's efforts, for a period of not less than thirty (30) days following such notice (the "Cure Period"), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist following the Cure Period; and (v) the Grantee terminates his or her employment for Good Reason within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, and the Grantee terminates his or her employment with the Company due to such condition (notwithstanding its cure), then the Grantee will not be deemed to have terminated his or her employment for Good Reason.

  2.19.    "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

  2.20.    "Grantee" means a person who receives or holds an Award under the Plan.

  2.21.    "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

  2.22.    "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.

  2.23.    "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

  2.24.    "Option Price" means the exercise price for each share of Stock subject to an Option.

  2.25.    "Other Stock-based Awards" means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock.

  2.26.    "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period of from one (1) to five (5) years.

  2.27.    "Plan" means this Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan.

  2.28.    "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

  2.29.    "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

  2.30.    "Restricted Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

  2.31.    "SAR Exercise Price" means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

  2.32.    "SEC" means the United States Securities and Exchange Commission.

  2.33.    "Section 409A" shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

  2.34.    "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

  2.35.    "Separation from Service" means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

  2.36.    "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

  2.37.    "Service Provider" means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate.

  2.38.    "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 9 hereof.

  2.39.    "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

  2.40.    "Substitute Award" means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

  2.41.    "Ten Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

  2.42.    "Termination Date" means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

  2.43.    "Transaction" shall have the meaning set forth in Section 15.2.

3.     ADMINISTRATION OF THE PLAN

        3.1.    General.

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

          (i)  designate Grantees;

         (ii)  determine the type or types of Awards to be made to a Grantee;

        (iii)  determine the number of shares of Stock to be subject to an Award;

        (iv)  establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

         (v)  prescribe the form of each Award Agreement; and

        (vi)  amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

        To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section, all references in the Plan to the Board's authority to make Awards and determinations with respect thereto shall be deemed to include the Board's delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

        3.2.    Restrictions; No Repricing.

        Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that causes the Option or SAR to become subject to Section 409A, without the Grantee's written prior approval. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company's stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (B) any other action that is treated as a "repricing" under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (C) would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

        3.3.    Award Agreements.

        The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

        If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any Award made to any Grantee with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered shall be the amount, as determined by the Committee, by which the affected Award exceeds the amount that would have been payable had the financial statements been initially filed as restated. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

        3.4.    Deferral Arrangement.

        The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

        3.5.    No Liability.

        No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

        3.6.    Book Entry.

        Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.     STOCK SUBJECT TO THE PLAN

        4.1.    Authorized Number of Shares

        Subject to adjustment under Section 15, the aggregate number of shares of Common Stock that may be initially issued pursuant to the Plan is 4,400,000 shares. 4,400,000 of such shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time. The maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute "performance-based compensation" under Code Section 162(m) granted to any Grantee in any thirty-six (36) month period shall not exceed the following: Options: 4,400,000; SARs: 4,400,000; Restricted Stock: 3,250,000; Restricted Stock Units: 3,250,000; and Other Stock-based Performance Awards: 3,250,000.

        4.2.    Fungible Share Pool

        Subject to adjustment under Section 15, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4.1 as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Section 4.1 as 1.35 shares for each one share of Common Stock subject to such Full-Value Award. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4.3, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.35 shares is returned to the Plan pursuant to Section 4.3, each applicable share reserve will be credited with 1.35 shares.

        4.3.    Share Counting

        The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by: (i) the total number of SARs exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Grantee as the result of a net settlement; and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. Shares of Common Stock underlying any outstanding stock option or other Award granted under the Exact Corporation 2000 Stock Option and Incentive Plan or

any other predecessor employee stock plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan. If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. In addition, in the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

5.     EFFECTIVE DATE, DURATION AND AMENDMENTS

        5.1.    Term.

        The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company's stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

        5.2.    Amendment and Termination of the Plan.

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company's stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.     AWARD ELIGIBILITY AND LIMITATIONS

        6.1.    Service Providers.

        Subject to this Section, Awards may be made to any Service Provider, including any Service Provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

        6.2.    Successive Awards.

        An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

        6.3.    Stand-Alone, Additional, Tandem, and Substitute Awards.

        Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.     AWARD AGREEMENT

        Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.     TERMS AND CONDITIONS OF OPTIONS

        8.1.    Option Price.

        The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

        8.2.    Vesting.

        Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

        8.3.    Term.

        Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

        8.4.    Limitations on Exercise of Option.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

        8.5.    Method of Exercise.

        An Option that is exercisable may be exercised by the Grantee's delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

        8.6.    Rights of Holders of Options.

        Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

        8.7.    Delivery of Stock Certificates.

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

        8.8.    Limitations on Incentive Stock Options.

        An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

        9.1.    Right to Payment.

        A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed at the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR's grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR.

        9.2.    Other Terms.

        The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

        9.3.    Term of SARs.

        The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

        9.4.    Payment of SAR Amount.

        Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

          (i)  the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

         (ii)  the number of shares of Stock with respect to which the SAR is exercised.

10.   TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        10.1.    Restrictions.

        At the time of grant, the Board may, in its sole discretion, establish a period of time (a "restricted period") and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

        10.2.    Restricted Stock Certificates.

        The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

        10.3.    Rights of Holders of Restricted Stock.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

        10.4.    Rights of Holders of Restricted Stock Units.

          10.4.1.    Settlement of Restricted Stock Units.

        Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 17.9.1 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

          10.4.2.    Voting and Dividend Rights.

        Unless otherwise stated in the applicable Award Agreement, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

          10.4.3.    Creditor's Rights.

        A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

        10.5.    Purchase of Restricted Stock.

        The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

        10.6.    Delivery of Stock.

        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award

Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

11.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

        11.1.    General Rule.

        Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

        11.2.    Surrender of Stock.

        To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

        11.3.    Cashless Exercise.

        With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

        11.4.    Other Forms of Payment.

        To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company's withholding of shares of Stock otherwise due to the exercising Grantee.

12.   TERMS AND CONDITIONS OF PERFORMANCE AWARDS

        12.1.    Performance Conditions.

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 12.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

        12.2.    Performance Awards Granted to Designated Covered Employees.

        If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2.

          12.2.1.    Performance Goals Generally.

        The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). Measurement of performance goals may exclude (in the discretion of the Committee) the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company's financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

          12.2.2.    Business Criteria.

        One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses; net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; shareholder equity; regulatory performance; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel and any other business criteria established by the Committee.

          12.2.3.    Timing for Establishing Performance Goals.

        Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          12.2.4.    Settlement of Performance Awards; Other Terms.

        Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The maximum amount of each cash-based Performance Award intended to constitute "performance-based compensation" under Code Section 162(m) granted to any Grantee in any twelve (12) month period shall not exceed $5,000,000.

        12.3.    Written Determinations.

        All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m) to the extent required by Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

        12.4.    Status of Section 12.2 Awards under Code Section 162(m).

        It is the intent of the Company that Performance Awards under Section 12.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.   OTHER STOCK-BASED AWARDS

        13.1.    Grant of Other Stock-based Awards.

        Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company, including without limitation, the Company's incentive compensation plan. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

        13.2.    Terms of Other Stock-based Awards.

        Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.   REQUIREMENTS OF LAW

        14.1.    General.

        The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        14.2.    Rule 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.   EFFECT OF CHANGES IN CAPITALIZATION

        15.1.    Changes in Stock.

        If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Options and Other Stock-based Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

        15.2.    Effect of Certain Transactions.

        Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange or consolidation of the Company or involving the shares of Common Stock (a "Transaction"), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 15.2 in connection with a Transaction in which the consideration paid or distributed to the Company's stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (whether or not they were otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

        15.3.    Change in Control

          15.3.1.    Consequences of a Change in Control

        Except as otherwise specifically provided in the applicable Award Agreement and withstanding any provision herein to the contrary, upon the consummation of a Change in Control: (i) all outstanding Awards shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of Common Stock then subject to such Awards the consideration payable with respect of the outstanding shares of Common Stock in connection with the Change in Control and (ii) all outstanding Awards shall vest as if the vesting start date with respect to such Award was one year prior to the vesting start date set forth in the Award Agreement relating to such Award. In addition to the foregoing, with respect to Awards granted prior to the consummation of the Change in Control, in the event that any such Grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the Change in Control is terminated without Cause or terminates his or her own employment for Good Reason prior to the first anniversary of the consummation of the Change in Control: (1) all Options outstanding on the date such Grantee's employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options are subject to repurchase provisions then such repurchase restrictions shall immediately lapse; (2) all Restricted Stock Awards outstanding on the date such Grantee's employment is terminated, shall become free of all repurchase provisions; and (3) all Other Stock-based Awards shall become exercisable, realizable or vested in full, or shall be free of all repurchase provisions, as the case may be.

          15.3.2.    Change in Control Defined

        A Change in Control shall mean: (i) any merger, consolidation or purchase of outstanding capital stock of the Company after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Board.

        Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a "change in control event" pursuant to the definition of such term in Section 409A.

          15.3.3.    Parachute Awards.

        Except as otherwise specifically provided in the applicable Award Agreement, notwithstanding the provisions of Section 15.3.1, if, in connection with an Change in Control described therein, a tax under Section 4999 of the Code would be imposed on the Grantee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280(G)(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Grantee (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided, however, that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Grantee under Section 4999 of the Code in connection with the Change in Control, then the Awards shall become immediately exercisable, realizable, and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 15.3.3 shall be made by the Company.

        15.4.    Adjustments.

        Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.   NO LIMITATIONS ON COMPANY

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.   TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

        17.1.    Disclaimer of Rights.

        No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

        17.2.    Nonexclusivity of the Plan.

        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

        17.3.    Withholding Taxes.

        The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

        17.4.    Captions.

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

        17.5.    Other Provisions.

        Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

        17.6.    Number and Gender.

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

        17.7.    Severability.

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        17.8.    Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Delaware General Corporation Law shall be governed by such law.

        17.9.    Section 409A.

          17.9.1.    Short-Term Deferrals.

        For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee's first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

          17.9.2.    Adjustments.

        To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of such amendment.

        17.10.    Separation from Service.

        The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

        17.11.    Transferability of Awards.

          17.11.1.    Transfers in General.

        Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee's personal representative) may exercise rights under the Plan.

          17.11.2.    Family Transfers.

        If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

        17.12.    Dividends and Dividend Equivalent Rights.

        If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee.

EXACT SCIENCES CORPORATION
By:

Title:

The Plan was adopted by the Board of Directors on April 15, 2010 and was approved by the stockholders of the Company on July 16, 2010

Appendix B

EXACT SCIENCES CORPORATION

2010 EMPLOYEE STOCK PURCHASE PLAN

Article 1—Purpose.

        This 2010 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Exact Sciences Corporation (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2—Administration of the Plan.

        The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Compensation Committee of the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Compensation Committee of the Board of Directors.

Article 3—Eligible Employees.

        All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Offering Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4—Stock Subject to the Plan.

        The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 300,000 subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5—Offering Period and Stock Options.

        Offering Periods under the Plan shall consist of twenty-four month periods commencing on November 1 and May 1 of each calendar year ("Offering Periods"). The Company will designate one or more dates within each Offering Period on which shares of Common Stock may be purchased by participants in an Offering Period ("Exercise Date(s)"). Unless and until otherwise determined by the Committee, there shall be four Exercise Dates occurring on each April 30 and October 31 (or, if such date is not a business day, the first business day thereafter) within each such Offering Period. On the first business day at the beginning of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase shares on the Exercise Dates, at the Option Price hereinafter provided for, a maximum of 10,000 shares, on condition that such employee remains eligible to participate in the Plan on the Exercise Date. If the participant's accumulated payroll deductions on the last date of the Offering Period would enable the participant to purchase more than the maximum number of shares provided herein except for the share limitation set forth herein, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the maximum number of shares that may be purchased in accordance with this Article 5 shall be promptly refunded to the participant by the Company, without interest. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the Exercise Date. The Option Price per share for each Exercise Date within an Offering Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Offering Period and (ii) 85% of the average market price of the Common Stock on the applicable Exercise Date, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

        Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding (but not overlapping) Offering Periods as long as the Plan remains in effect. Notwithstanding any of the foregoing, if the average market price of the Common Stock on an

Exercise Date is less than or equal to the average market price of the Common Stock on the first business day of the Offering Period to which such Exercise Date relates, all participants shall be automatically withdrawn from such Offering Period immediately after the acquisition of shares of Common Stock for such Exercise Date and automatically enrolled in the immediately following Offering Period as of the first day thereof.

        For purposes of the Plan, the term "average market price" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Capital Market; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

        For purposes of the Plan, the term "business day" means a day on which there is trading on the NASDAQ Capital Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in State of Wisconsin.

        No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on any Exercise Date would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6—Exercise of Option.

        Each eligible employee who continues to be a participant in the Plan on an Exercise Date within an Offering Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 10,000 maximum share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on an Exercise Date, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of either an Exercise Date or an Offering Period, by reason of the inability to purchase a fractional share, shall be carried forward to the next Exercise Date or Offering Period.

Article 7—Authorization for Entering the Plan.

        An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

          A.    Stating the percentage to be deducted regularly from the employee's pay;

          B.    Authorizing the purchase of stock for the employee in each Offering Period in accordance with the terms of the Plan; and

          C.    Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next Offering Period and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.

        An employee cannot participate in more than one Offering Period at any time.

        Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding (but not overlapping) Offering Periods as long as the Plan remains in effect.

        The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8—Maximum Amount of Payroll Deductions.

        An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than fifteen percent (15%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9—Change in Payroll Deductions.

        Deductions may not be increased or decreased during a Offering Period. However, a participant may withdraw in full from the Plan.

Article 10—Withdrawal from the Plan.

        A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of an Offering Period by delivering a withdrawal notice to the Company.

        To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Offering Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Offering Period, provided that he or she is an eligible employee on the first business day of the Offering Period.

Article 11—Issuance of Stock.

        Certificates for stock issued to participants shall be delivered as soon as practicable after each Exercise Date by the Company's transfer agent.

        Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12—Adjustments.

        Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

          A.    In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

          B.    In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

        Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

        If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the

Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Offering Period and subject to the maximum share limitation set forth in Article 5 hereof, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

        The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13—No Transfer or Assignment of Employee's Rights.

        An option granted under the Plan may not be transferred or assigned, except by will or the laws of descent and distribution, and shall be exercised, during the participant's lifetime, only by the participant.

Article 14—Termination of Employee's Rights.

        Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

Article 15—Termination and Amendments to Plan.

        Unless terminated sooner as provided below, the Plan shall terminate on October 31, 2020. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

        The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16—Limits on Sale of Stock Purchased under the Plan.

        The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17—Participating Subsidiaries.

        The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18—Optionees Not Stockholders.

        Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19—Application of Funds.

        The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20—Notice to Company of Disqualifying Disposition.

        By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Offering Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21—Withholding of Additional Income Taxes.

        By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22—Governmental Regulations.

        The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

        Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23—Governing Law.

        The validity and construction of the Plan shall be governed by the laws of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24—Approval of Board of Directors and Stockholders of the Company.

        The Plan was adopted by the Board of Directors on April 15, 2010 and was approved by the stockholders of the Company on July 16, 2010.

0 14475 Exact Sciences Corporation Proxy for Annual Meeting of Stockholders July 16, 2010 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Conroy and Maneesh Arora together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Friday, July 16, 2010, at 10:00 a.m. local time, at 1310 Grainger Hall, University of Wisconsin School of Business, 975 University Avenue, Madison, WI 53706 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 11, 2010, a copy of which has been received by the undersigned. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF Exact Sciences Corporation July 16, 2010 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 16, 2010. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11534. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect three members to the board of directors to serve for three-year terms as Class I Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. O Kevin T. Conroy O Katherine Napier O David A. Thompson 2. Proposal to approve the 2010 Omnibus Incentive Plan. 3. Proposal to approve the 2010 Employee Stock Purchase Plan. 4. Proposal to ratify the selection of Grant Thornton LLP as independent registered public accounting firm for the 2010 fiscal year. 5. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20333300000000001000 9 071610 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN